Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Financial Results

Fairfield, Calif. (May 25, 2004) — Copart, Inc. (NASDAQ: CPRT) today reported results for the third quarter ended April 30, 2004.

In the third quarter of fiscal 2004 Copart earned net income of $24,964,400 on revenues of $116,618,400.  In the same period last year the company earned $15,422,800 on revenues of $93,928,700.  These represent increases in net income and revenue of 62% and 24%, respectively.  Fully diluted earnings per share (EPS) for the quarter was $.27 compared to $.17 last year, an increase of 59%.

For the first nine months of fiscal 2004 Copart earned net income of $57,771,100 on revenues of $300,720,000.  In the same period last year the company earned $43,885,800 on revenues of $260,207,000.  These represent increases in net income and revenue of 32% and 16%, respectively.  Fully diluted earnings per share for the nine months was $.63 compared to $.47 last year, an increase of 34%.

Same store revenues were up 23% and 14% over the same quarter and the nine-month period last year, respectively.

“This quarter’s results reflect the significance of our new VB2 technology to our industry.  Returns to sellers of salvage vehicles, measured as a ratio of gross proceeds to the actual cash value provided by the sellers, grew by almost 9% over the previous quarter and 17% over the same quarter last year,” said A. Jayson Adair, Copart’s President.

“In addition, 53% of total auction proceeds were generated by sales to buyers outside the state in which the vehicle was located, with 36% going outside the state and 17% going outside the country.”

“At an industry advisory board held by Copart in April, insurance industry representatives acknowledged the effectiveness of VB2 and expressed appreciation for Copart’s vision,” added Adair. “We are pleased to provide this value to our sellers and we will continue to lead our industry through innovation and technology to the benefit of all of our constituents; sellers, buyers, employees and shareholders.”

On Wednesday, May 26, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrwmxxzsvlsxn. A replay of the call will be available through August 25, 2004 by calling (888) 203-1112, use confirmation code #434264.

Copart, founded in 1982, provides vehicle suppliers, primarily insurance companies, with a full range of services to process and sell salvage vehicles through auctions, principally to licensed dismantlers, rebuilders and used vehicle dealers.  Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made.  The Company operates 105 facilities in the United States and Canada.  It also provides services in other locations through its national network of independent salvage vehicle processors.

NOTE: This press release contains forward-looking statements within the meaning of federal securities laws.  Our actual results could differ materially from those projected in these forward-looking statements as a result of a number of factors, many of which are outside our control. In particular, the growth rates we experienced in net income, revenues, and EPS during the most recent quarter are not consistent with recent growth rates and are not indicative of our expectations concerning our future growth rates or results.  We expect our future revenue growth and rates of net income and EPS growth, if any, to be at rates less than experienced in the most recent quarter.  Our VB² Internet auction model was only recently introduced on a company-wide basis and may not continue to have a favorable impact on our results of operations in future periods.  Our business has become increasingly reliant on proprietary and non-proprietary technologies, and it is difficult to forecast with accuracy what impact these changes in our business model will have.  The financial impact of our decision to buy out truck leases will depend on our success in reselling purchased trucks at favorable prices and contracting for trucking services at favorable rates.  We depend on a limited number of major suppliers of salvage vehicles.  If we are unable to maintain these supply relationships, our revenues and operating results would be adversely affected.  In addition, our revenues, operating results, financial condition, and growth rates are subject to numerous other risks, including our ability to complete and integrate new acquisitions, environmental and regulatory risks, and the other factors described under the caption “Factors That May Effect Future Results” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We encourage investors to review these disclosures carefully.

Contact:                            William E. Franklin, Senior Vice President of Finance & Chief Financial Officer

(707) 639-5000

Copart, Inc.

Consolidated Statements of Income — 1

(Dollars in thousands, except per share data)

	Three Months Ended April 30,
	2004	2003

Revenues	$116,618	$93,929

Operating costs and expenses:
Yard and fleet	58,053	55,012
General and administrative	10,515	7,910
Depreciation and amortization	7,652	6,398
Total operating expenses	76,220	69,320
Operating income	40,398	24,609

Other income:
Interest income, net	338	335
(Loss) gain on sale of fleet equipment	(773)	39
Other income	591	498
Total other income	156	872
Income before income taxes	40,554	25,481

Income taxes	15,590	10,058
Net income	$24,964	$15,423

Basic net income per share	$.28	$.17

Weighted average shares outstanding	89,373	91,195

Diluted net income per share	$.27	$.17

Weighted average shares and dilutive potential common shares outstanding	91,974	92,599

Copart, Inc.

Consolidated Statements of Income — 2

(Dollars in thousands, except per share data)

	Nine Months Ended April 30,
	2004	2003

Revenues	$300,720	$260,207

Operating costs and expenses:
Yard and fleet	159,659	151,089
General and administrative	27,224	20,983
Depreciation and amortization	23,133	18,392
Total operating expenses	210,016	190,464
Operating income	90,704	69,743

Other income:
Interest income, net	924	1,272
Gain on sale of fleet equipment	1,155	210
Other income	1,869	1,079
Total other income	3,948	2,561
Income before income taxes	94,652	72,304

Income taxes	36,881	28,418
Net income	$57,771	$43,886

Basic net income per share	$.65	$.48

Weighted average shares outstanding	89,296	91,945

Diluted net income per share	$.63	$.47

Weighted average shares and dilutive potential common shares outstanding	91,236	93,586

Other Data
Number of auction facilities	105	102

Copart, Inc.

Consolidated Balance Sheets — 3

(in thousands, except share data)

	April 30, 2004	July 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$165,639	$116,746
Accounts receivable, net	84,391	71,553
Vehicle pooling costs	24,497	23,381
Income taxes receivable	—	4,018
Prepaid expenses and other assets	10,861	10,068
Equipment held for sale	6,564	—
Total current assets	291,952	225,766
Property and equipment, net	251,600	244,361
Intangibles and other assets, net	5,489	7,859
Goodwill	109,749	109,114
Total assets	$658,790	$587,100

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$7	$91
Accounts payable and accrued liabilities	47,343	38,309
Deferred revenue	9,889	9,708
Income taxes payable	9,687	—
Deferred income taxes	6,331	5,902
Other current liabilities	158	174
Total current liabilities	73,415	54,184
Deferred income taxes	8,014	6,014
Long-term debt, less current portion	11	16
Other liabilities	1,194	1,247
Total liabilities	82,634	61,461
Commitments and contingencies

Shareholders’ equity:
Common stock, no par value – 180,000,000 shares authorized; 89,765,139 and 89,883,412 shares issued and outstanding at April 30, 2004 and July 31, 2003, respectively	262,741	269,968
Accumulated other comprehensive loss	(28)	—
Retained earnings	313,443	255,671
Total shareholders’ equity	576,156	525,639
Total liabilities and shareholders’ equity	$658,790	$587,100